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                                                               EXHIBIT 23(b)(ii)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our reports dated November 21, 1997, (except with respect to the matter discussed in Note 15, as to which the date is December 9,
1997) and June 30, 1997 (except with respect to the matter discussed in Note 16, as to which the date is December 9, 1997) related to Vanguard Automation, Inc. included in Robotic Vision Systems, Inc.'s Form 8-K/A dated January 16, 1998, and to all references to our firm included in this registration statement.



                                    /s/ARTHUR ANDERSEN LLP


Tucson, Arizona
May 20, 1998